SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              _____________________

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of earliest event reported: May 16, 2002



                               LMI AEROSPACE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Missouri
                 (State or Other Jurisdiction of Incorporation)


       0-24293                                           43-1309065
(Commission File Number)                   (I.R.S. Employer Identification No.)

3600 Mueller Road, St. Charles, Missouri                 63302-0900
(Address of Principal Executive Offices)                 (Zip Code)

                                 (636) 946-6525
              (Registrant's Telephone Number, Including Area Code)

                              _____________________


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Item 2.  Acquisition or Disposition of Assets.

          On May 16, 2002 (the "Closing Date"), LMI Aerospace, Inc. ("LMI" or "Registrant") acquired from Brian Geary, an individual residing in the State of California, one hundred percent of the outstanding capital stock of Versaform Corporation, a California corporation, and one hundred percent of the outstanding capital stock of its subsidiary, 541775 B.C., Ltd., a corporation incorporated in the Province of British Columbia, Canada (together Versaform Corporation and 541775 B.C. Ltd. are sometimes referred to herein as "Versaform"), pursuant to the terms of a Stock Purchase Agreement dated as of May 15, 2002. 541775 B.C. Ltd. holds one hundred percent of the outstanding capital stock of Versaform Canada Corporation, a corporation incorporated in the Province of British Columbia, Canada.

          LMI effected the acquisition of the outstanding capital stock of Versaform Corporation directly, and the acquisition of the capital stock of 541775 B.C. Ltd. through its wholly-owned subsidiary established for purposes of consummating its transaction with Versaform, LMIV Holding Ltd., a corporation incorporated in the Province of British Columbia, Canada.

          LMI acquired the outstanding capital stock of Versaform, the assets of which have an approximate aggregate fair value of $6 million, in exchange for a cash payment of $10.1 million, and the delivery to Mr. Geary of a non-negotiable subordinated promissory note in the principal amount of $1.3 million. The promissory note is payable in thirty-six monthly installments beginning on July 1, 2002, and bears interest at a rate of seven percent per annum. In addition, on each of the first three anniversaries of the Closing Date, LMI has agreed to pay Mr. Geary consideration of up to five percent of the annual net sales exceeding $3 million received under agreements existing or that exist in the future between Versaform and Hamilton Sundstrand, a customer of Versaform.

          The total purchase price for the capital stock acquired by the Registrant was determined by arm's length negotiation and was based upon, among other factors, (i) the current and historical financial results of Versaform, and (ii) the book value of the assets of Versaform.

          The cash payment of the acquisition was financed by LMI's principal lender through an amendment to and restatement of LMI's loan agreement, which added an $11,000,000 term loan maturing October 15, 2005 and requiring monthly principal payments of $130,952.38. LMI also granted mortgages to its lender on its St. Charles headquarters and its facilities in Wichita, Kansas and Tulsa, Oklahoma. The amendment also extended the maturity date on LMI's existing $7,000,000 revolving credit facility to May 31, 2003.

          Other than in connection with the acquisition contemplated by the Agreement, neither Brian Geary or Versaform have had any material relationship with the Registrant or any of its affiliates, any director of officer of the Registrant or any associate of any such director or officer.

          Versaform produces large formed metal components for regional jet, business jet and military markets from its main plants located in Southern California, as well as aerospace and architectural components from a plant located in British Columbia, Canada. The Registrant currently intends to continue the business of Versaform in substantially the manner as before the transaction.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                  Not applicable.

         (b)      Pro Forma Financial Information.

                  Not applicable

         (c)      Exhibits.



Exhibit
Number          Description
-------         -----------

2.1 Stock Purchase Agreement between LMI Aerospace, Inc. and Brian Geary, dated as of May 15, 2002. Pursuant to Item 601(b)(2) of Regulation S-K, the Exhibits and Schedules referred to in the Stock Purchase Agreement have been omitted. The Registrant hereby under- takes to furnish supplementally a copy of any omitted Exhibit or Schedule to the Commission upon request.

10.1            Eighth  Amendment to and Restatement of Loan Agreement dated May
                15, 2002.


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                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 30, 2002

                                    LMI AEROSPACE, INC.



                                    By:  /s/ Lawrence E. Dickinson
                                       ----------------------------------------
                                         Lawrence E. Dickinson
                                         Chief Financial Officer and Secretary


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                                  EXHIBIT INDEX


Exhibit         Description
-------         -----------

2.1 Stock Purchase Agreement between LMI Aerospace, Inc. and Brian Geary, dated as of May 15, 2002. Pursuant to Item 601(b)(2) of Regulation S-K, the Exhibits and Schedules referred to in the Stock Purchase Agreement have been omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted Exhibit or Schedule to the Commission upon request.

10.1            Eighth  Amendment to and Restatement of Loan Agreement dated May
                15, 2002.